                                                                     Exhibit 1.1

                                                                     DSMO DRAFT:
                                                                         3/24/03

                                   $30,000,000

                            12% Senior Notes due 2008

                             RESOURCE AMERICA, INC.

                    THE GUARANTORS LISTED ON EXHIBIT A HERETO

                             UNDERWRITING AGREEMENT

                              _______________, 2003

BEAR, STEARNS & CO. INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
c/o Bear, Stearns & Co., Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

         Resource America, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate $30,000,000 in principal amount of its 12% Senior Notes due 2008 (the "Firm Notes) and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, at the option of the Underwriters, up to an additional $4,500,000 in principal amount of notes (the "Additional Notes"). The Firm Notes and any Additional Notes purchased by the Underwriters are referred to herein as the "Notes". The Notes will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest and premium, if any, on an unsecured senior basis, jointly and severally by each entity listed on Exhibit A hereto (collectively, the "Guarantors"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined), among the Company, the Guarantors and Bank of New York as trustee (the "Trustee"). The Notes, the Guarantees and the Indenture are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc. ("Bear Stearns" or the "Lead Manager") is acting as lead manager in connection with the offering and sale of the Notes and the Guarantees (the "Offering").

         Concurrently with the Offering and the sale of the Notes and the Guarantees, the Company and the Guarantors have offered to exchange the Company's existing 12% Senior Notes due 2004 for new 12% notes due 2008 and related guarantees identical in all respects to the Notes and the Guarantees (the "Exchange Offer").

         1. Representations and Warranties of the Company. The Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-103085), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Notes and the Guarantees, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company and the Guarantors have filed or are required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering by registering additional Notes (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Notes and the Guarantees have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company and the Guarantors, if required by the rules and regulations of the Commission (the "Rules and Regulations") or by the Securities Act, propose to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company and the Guarantors for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (the "EDGAR System").

                  (b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act ("Rule 434"), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Notes or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantors make no representation or warranty herein as to that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs ___, ___ and ___ under the caption "Underwriting" in the Prospectus.

                  (c) Grant Thornton LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit B hereto (the "Subsidiaries"), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or any other transaction contemplated by this Agreement, the Registration Statement or the Prospectus (a "Material Adverse Change"); and (ii) except in the case of Atlas Pipeline Partners, L.P., no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock. Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, there has been no material increase in the long-term debt or short-term debt of the Company and its Subsidiaries, and neither the Company nor any Subsidiary has incurred or undertaken any other liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

                  (e) The Company has not prior to the date hereof made any offer or sale of any securities which could be "integrated" with the offer and sale of the Notes and the Guarantees pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any debt securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act.

                  (f) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security has any rights to require registration of any security as part or on account of, or otherwise in connection with, the offer and sale of the Notes and the Guarantees contemplated hereby.

                  (g) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (h) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) There are no contracts or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act, the Trust Indenture Act or the Rules and Regulations and which have not been so described or filed.

                  (j) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System.

                  (k) On the Closing Date and the Additional Closing Date, if any, the Notes and the Guarantees will have been issued in compliance with all applicable state, federal and foreign securities laws.

                  (l) The Company has no subsidiaries within the meaning of Rule 405 under the Securities Act other than the entities listed on Exhibit B attached hereto.

                  (m) Except as set forth on Exhibit B, all of the outstanding equity interests of each Subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                  (n) Except as set forth on Exhibit B, there are no currently outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company's Subsidiaries.

                  (o) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Offering or any other transaction contemplated by this Agreement, the Notes, the Guarantees, the Indenture, the Registration Statement or the Prospectus (collectively, the "Operative Documents"). Any of the events in clauses (i), (ii) or (iii) is referred to herein as a "Material Adverse Effect".

                  (p) Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.

                  (q) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor and is the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (r) The Indenture has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Prospectus contains a summary of the terms of the Indenture, which is accurate in all material respects.

                  (s) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Prospectus contains a summary of the terms of the Notes, which is accurate in all material respects.

                  (t) The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Prospectus contains a summary of the terms of the Guarantees, which is accurate in all material respects.

                  (u) Each of the Company and its Subsidiaries is not and, after giving effect to the Offering, will not be, (A) in violation of its charter, bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased), which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

                  (v) None of (A) the execution, delivery or performance by the Company or any Guarantor of this Agreement or any of the other Operative Documents to which it is a party, (B) the issuance and sale of the Notes and the issuance of the Guarantees and (C) consummation by the Company of the transactions described in the Prospectus under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its Subsidiaries, or an acceleration of any indebtedness of the Company or any of its Subsidiaries pursuant to, (1) the charter or bylaws of the Company or any of its Subsidiaries, (2) except as set forth in Schedule 1(v), any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their property is or may be bound (including without limitation the Company's 12% Senior Notes due 2004, any of the agreements disclosed in the Preliminary Prospectus or the Prospectus and any agreement or instrument relating thereto), (3) any statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale of the Notes, the issuance and sale of the Guarantees and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

                  (w) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and the Guarantors, threatened or contemplated to which the Company or any of its Subsidiaries is or may be a party or to which the business or property of the Company or any of its Subsidiaries, is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and
(C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Prospectus and the Prospectus and that is not so disclosed or
(2) could reasonably be expected to have a Material Adverse Effect.

                  (x) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (y) There is (A) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries nor, to the best knowledge of the Company and the Guarantors, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries nor, to the best knowledge of the Company and the Guarantors, threatened against any of them and (C) to the best knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries. To the best knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that could not reasonably be expected to have a Material Adverse Effect.

                  (z) None of the Company or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), which violation could reasonably be expected to have a Material Adverse Effect.

                  (aa) There is no alleged liability, or to the best knowledge of the Company and the Guarantors, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its Subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Prospectus, other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                  (bb) Each of the Company and its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries taken as a whole.

                  (cc) None of the Company or any of its Subsidiaries is, and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

                  (dd) None of the Company or any of its Subsidiaries is subject to regulation as a "public utility" as such term is defined in under the Public Utility Holding Company Act.

                  (ee) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. Except as contemplated by the Exchange Offer, to the knowledge of the Company or any Guarantor, there are no arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

                  (ff) Each of the Company and its Subsidiaries has (A) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for (i) taxes not yet payable, (ii) as described in the Prospectus and (iii) such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) all material licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Prospectus and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of the Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default by the Company or such Subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Company and the Guarantors, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

                  (gg) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and none of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company or any of its Subsidiaries does not infringe on the rights of any person, except such infringements as could not reasonably be expected to have a Material Adverse Effect.

                  (hh) All material tax returns required to be filed by the Company or any of its Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company and the Guarantors, there are no material proposed additional tax assessments against the Company or any of its Subsidiaries, or the assets or property of the Company or any of its Subsidiaries, except those tax assessments for which adequate reserves have been established.

                  (ii) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (jj) Each of the Company and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its Subsidiaries and their respective businesses. None of the Company or any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

                  (kk) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Act to be described in the Prospectus.

                  (ll) Except as disclosed in the Prospectus, none of the Company or any of its Subsidiaries is subject to rate or terms of service regulation under federal or state law.

                  (mm) Except as permitted in connection with the Exchange Offer under applicable law and the Rules and Regulations, none of the Company or any of its Subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

                  (nn) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X.

                  (oo) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate in all material respects.

                  (pp) The oil and gas reserve estimates of the Company and its Subsidiaries contained or incorporated by reference into the Prospectus have been prepared in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its Subsidiaries at the dates indicated.

                  (qq) The Indenture has been qualified under the Trust Indenture Act.

                  (rr) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (ss) Neither the Company nor any Guarantor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and each Guarantor does not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Notes and the Guarantees, the present fair saleable value of the assets of the Company and each Guarantor will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Notes and the Guarantees, the assets of the Company and each Guarantor will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company and such Guarantor, taking into account the projected capital requirements and capital availability.

                  (tt) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

                  (uu) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

         Each of the Company and the Guarantors acknowledge that the Underwriters, and for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 6(c) and 6(d) hereof, counsel for the Company and the Guarantors and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations, and hereby consent to such reliance.

         2.       Purchase, Sale and Delivery of the Notes.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of Firm Notes set forth opposite their respective names on Schedule I hereto, together with any additional Notes which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof. The purchase price for the Notes will be [____]% of the principal amount thereof plus accrued interest, if any.

                  (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Notes shall be made at the office of Dickstein Shapiro Morin & Oshinsky, LLP, 1177 Avenue of the Americas, New York, NY 10036-2714 ("Underwriters' Counsel"), or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act)/1/ (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A under the Securities Act, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Notes), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         Payment of the purchase price for the Firm Notes shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Firm Notes to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Notes shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to $4,500,000 principal amount of Additional Notes at the same purchase price to be paid by the Underwriters for the Firm Notes as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from Bear Stearns to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Notes are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Notes, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Notes that bears the same proportion of the total number of Additional Notes then being purchased as the number of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Notes that the Underwriters have agreed to purchased hereunder.

----------

/1/ If the transaction is priced after 4:30 p.m. Washington, D.C. time, T+4 will apply to the transaction. If the pricing takes place before or during market hours, the closing will be three business days after pricing.

                  (d) Payment of the purchase price for, and delivery of certificates representing, the Additional Notes shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 9 hereof), or such other time as shall be agreed upon by Bear Stearns and the Company.

         Payment of the purchase price for the Additional Notes shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Additional Notes to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Notes shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Additional Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         3. Offering. Upon authorization of the release of the Firm Notes by Bear Stearns, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants of the Company. The Company and each Guarantor covenants and agrees with the Underwriters that:

                  (a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company and the Guarantors will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to Bear Stearns of such timely filing. If the Company and the Guarantors elect to rely on Rule 434, the Company and the Guarantors will prepare and file a term sheet that complies with the requirements of Rule 434.

         The Company and the Guarantors will notify you immediately (and, if requested by Bear Stearns, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Notes and the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company and the Guarantors will not file, before or after the effective date of the Registration Statement, any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which Bear Stearns shall object in writing after being timely furnished in advance a copy thereof. The Company will provide Bear Stearns with copies of all such amendments, filings and other documents and a sufficient time prior to any filing or other publication thereof to permit Bear Stearns a reasonable opportunity to review and comment thereon.

                  (b) The Company and the Guarantors shall comply with the Securities Act, the Exchange Act and the Trust Indenture Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Notes and the Guarantees is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of the Notes and the Guarantees, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to Bear Stearns) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to each of you and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                  (d) The Company and the Guarantors consent to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

                  (e) The Company will use its best efforts, in cooperation with Bear Stearns, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes and the Guarantees for offering and sale under the securities laws relating to the offering or sale of the Notes and the Guarantees of such jurisdictions, domestic or foreign, as Bear Stearns may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (f) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (g) During the period of 90 days from the date of the Prospectus, without the prior written consent of Bear Stearns the Company and the Guarantors will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, any debt security having a maturity greater than one year after the Closing Date and which are substantially similar to the Notes and the Guarantees, other than issuances and sales of the notes and guarantees in connection with the Exchange Offer.

                  (h) During the period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

                  (i) The Company will apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                  (k) The Company will assist Bear Stearns in arranging for the Notes and the Guarantees to be eligible for clearance and settlement through the Depository Trust Company ("DTC").

                  (l) Until Bear Stearns shall have notified the Company of the completion of the distribution of the Notes, the Company will not, and will cause its "affiliated purchasers" (as defined in Regulation M under the Exchange
Act) not to, either alone or with one or more other persons (i) bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes, or (ii) make bids or purchases for the purpose of creating actual or apparent active trading in or raising the price of the Notes.

                  (m) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Notes and the Additional Notes.

         5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes and the Guarantees under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Notes and the Guarantees for offering and sale under state securities or blue sky laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses of the Trustee (including fees and expenses of counsel to the Trustee); (vii) all costs of preparation and printing of the Indenture, the Notes and the Guarantees, and (viii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes and the Guarantees. The Company also will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, and as may be otherwise agreed to by the Company in writing, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Notes and the Additional Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date, if different, for the Additional Notes), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                  (a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than [if pricing pursuant to Rule 430A: 5:30 P.M., New York time, on the date of this Agreement] [if pricing pursuant to a pricing amendment: 12:00 P.M., New York time on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission], or at such later time and date as shall have been consented to in writing by Bear Stearns; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Notes and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the favorable written opinion of The Ledgewood Law Firm, counsel for the Company, and Latham & Watkins, special counsel to you, dated the Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

                  (c) All proceedings taken in connection with the sale of the Firm Notes and the Additional Notes as herein contemplated shall be satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel and Latham & Watkins, as special counsel for the Underwriters, a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Indenture, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may require, and the Company shall have furnished to Underwriters' Counsel and Latham & Watkins such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company and the Guarantors to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole;
(y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

                  (e) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Grant Thornton LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

                  (f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (g) You shall have received written consents of each of [Hudson United Bank, Sovereign Bank, The Marshall Group, Wachovia Bank] to the issuance and sale of the Notes and the Guarantees.

                  (h) The Indenture shall have been duly executed and delivered by the Company, the Trustee and the Guarantors, and the Notes and the Guarantees shall have been duly executed and delivered by the Company and the Guarantors, respectively, and duly authenticated by the Trustee.

                  (i) The Company and Trustee, shall have executed and delivered a supplemental indenture to the Indenture dated as of July 22, 1997 relating to the Company's 12% Senior Notes due 2004, effecting the amendments set forth in Annex A to the Company's Exchange Offer and Consent Solicitation Statement dated ___________, 2003 (the "Exchange Offer Statement") and such supplemental indenture shall be in full force and effect.

                  (j) The Company shall have completed the Exchange Offer in compliance with applicable law and the Exchange Offer Statement.

                  (k) At the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (l) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

                  (m) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by Bear Stearns at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Notes may be cancelled by Bear Stearns at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7.       Indemnification.

                  (a) The Company and each Guarantor shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors, any contribution received by the Company and the Guarantors from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Guarantors, on the one hand, and one or more of the Underwriters, on the other hand, may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the respective Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Guarantors, on the one hand, and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantors, on the one hand, and the Underwriters on the other hand agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company or any Guarantor who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and any Guarantor, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes to be purchased by each of the Underwriters hereunder and not joint.

         9.       Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Notes or Additional Notes hereunder, and if the Firm Notes or Additional Notes with respect to which such default relates (the "Default Notes") do not (after giving effect to arrangements, if any, made by Bear Stearns pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Notes or Additional Notes, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company and the Guarantors that principal amount of Default Notes that bears the same proportion of the total principal amount of Default Notes then being purchased as the number of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate principal amount of Firm Notes set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that the aggregate principal amount of Default Notes exceeds 10% of the number of Firm Notes or Additional Notes, as the case may be, Bear Stearns may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Notes on the terms contained herein. In the event that within five calendar days after such a default Bear Stearns does not arrange for the purchase of the Default Notes as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Notes, the obligations of the Underwriters to purchase and of the Company and the Guarantors to sell the Additional Notes shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 10 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (c) In the event that any Default Notes are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Bear Stearns or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Notes and Additional Notes.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company and the Guarantors contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11.      Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon [the later of (i) receipt by Bear Stearns and the Company of notification of the effectiveness of the Registration Statement or (ii)] the execution of this Agreement. If either the public offering price or the purchase price per $1,000 principal amount of Notes has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by Bear Stearns notifying the Company. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

                  (b) Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Notes at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear Stearns will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on The New York Stock Exchange ("the NYSE") or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) in the reasonable judgment of Bear Stearns, any material adverse change shall have occurred since the respective dates as of which information is given in the Prospectus in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its Subsidiaries, taken as a whole; (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in the judgment of Bear Stearns, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Notes or the Additional Notes, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (F) the Company or any of the Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, any other condition to the obligations of the Underwriters as provided in Section 6 is not fulfilled when and as required in any material respect.

                  (c) Any notice of termination pursuant to this Section 11 shall be in writing.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by Bear Stearns as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Bear Stearns, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:
[____________], with a copy to Underwriter's Counsel at Dickstein Shapiro Morin & Oshinsky LLP, Attention: Emanuel Faust, Jr.;

                  (b) if sent to the Company or any Guarantor, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention:
Michael Yecies;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Guarantors and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

         14. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each Guarantor irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

         16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        RESOURCE AMERICA, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
FRIEDMAN, BILLINGS, RAMSEY
    & CO., INC.

By:
   ---------------------------------------
   Name:
   Title:

On behalf of themselves and the other
Underwriters [listed below].


                                           RESOURCE CAPITAL PARTNERS, INC.
                                           ATLAS ENERGY HOLDINGS, INC.
                                           RAI VENTURES, INC.
                                           RESOURCE PROPERTIES, INC.
                                           RESOURCE PROPERTIES LOAN SUBSIDIARIES
                                           [CP/GP, INC.] - 96% OWNED BY
                                            RESOURCE PROPERTIES, INC.
                                           CHESTERFIELD MORTGAGE INVESTORS, INC.
                                           ES GP, INC.
                                           F.M. SHERIDAN LAND, INC.
                                           RAI FINANCIAL, INC.
                                           RESOURCE COMMERCIAL MORTGAGES, INC.
                                           RESOURCE FINANCIAL SERVICES, INC.
                                           RESOURCE HOUSING INVESTORS I, INC.
                                           RESOURCE HOUSING INVESTORS II, INC.
                                           RESOURCE HOUSING INVESTORS III, INC.
                                           RESOURCE HOUSING INVESTORS IV, INC.
                                           RESOURCE PROGRAMS, INC.

                                           RESOURCE RITTENHOUSE, INC.
                                           WS MORTGAGE ACQUISITION CORP.
                                           RESOURCE LEASING, INC.
                                           FLI HOLDINGS, INC.
                                           LEAF FINANCIAL CORPORATION
                                           LEAF CAPITAL MANAGEMENT, INC.
                                           LEAF ASSET MANAGEMENT, INC.
                                           LEASE EQUITY APPRECIATION
                                            FUND I, L.P.
                                           ATLAS AMERICA, INC. (DE)
                                           VIKING RESOURCES CORPORATION
                                           RFI HOLDING COMPANY
                                           VIKING INVESTMENTS, INC.
                                           AIC, INC.
                                           ANTHEM SECURITIES, INC.
                                           ATLAS ENERGY CORPORATION
                                           ATLAS ENERGY GROUP, INC.
                                           AED INVESTMENTS, INC.
                                           ATLAS RESOURCES, INC.
                                           ARD INVESTMENTS, INC.
                                           PENNSYLVANIA INDUSTRIAL ENERGY, INC.
                                           ATLAS INFORMATION MANAGEMENT, LLC
                                           ATLAS AMERICA, INC. (PA)
                                           RESOURCE ENERGY, INC.
                                           REI-NY, INC.
                                           RESOURCE WELL SERVICES, INC.
                                           ATLAS NOBLE CORP.
                                           RESOURCE PROPERTIES II, INC.
                                           RESOURCE PROPERTIES IV, INC.
                                           RESOURCE PROPERTIES VI, INC.
                                           RESOURCE PROPERTIES VIII, INC.
                                           RESOURCE PROPERTIES XII, INC.
                                           RESOURCE PROPERTIES XIV, INC.
                                           RESOURCE PROPERTIES XV, INC.
                                           RESOURCE PROPERTIES XVII, INC.
                                           RESOURCE PROPERTIES XVIII, INC.
                                           RESOURCE PROPERTIES XX, INC.
                                           RESOURCE PROPERTIES XXII, INC.
                                           RESOURCE PROPERTIES XXIII, INC.
                                           RESOURCE PROPERTIES XXIV, INC.
                                           RESOURCE PROPERTIES XXV, INC.
                                           RESOURCE PROPERTIES XXVI, INC.
                                           RESOURCE PROPERTIES XXVII, INC.
                                           RESOURCE PROPERTIES XXVIII, INC.
                                           RESOURCE PROPERTIES XXIX, INC.
                                           RESOURCE PROPERTIES XXX, INC.
                                           RESOURCE PROPERTIES XXXI, INC.

                                           RESOURCE PROPERTIES XXXII, INC.
                                           RESOURCE PROPERTIES XXXIII, INC.
                                           RESOURCE PROPERTIES XXXIV, INC.
                                           RESOURCE PROPERTIES XXXV, INC.
                                           RESOURCE PROPERTIES XXXVI, INC.
                                           RESOURCE PROPERTIES XXXVIII, INC.
                                           RESOURCE PROPERTIES XL, INC.
                                           RESOURCE PROPERTIES XLI, INC.
                                           RESOURCE PROPERTIES XLII, INC.
                                           RESOURCE PROPERTIES XLIV, INC.
                                           RESOURCE PROPERTIES XLVI, INC.
                                           RESOURCE PROPERTIES XLVII, INC.
                                           RESOURCE PROPERTIES XLIX, INC.
                                           RESOURCE PROPERTIES 50, INC.
                                           RESOURCE PROPERTIES 51, INC.
                                           RESOURCE PROPERTIES 52, INC.
                                           RESOURCE PROPERTIES 53, INC.
                                           RESOURCE PROPERTIES 54, INC.
                                           RESOURCE FINANCIAL FUND
                                           MANAGEMENT, INC.
                                           TRAPEZA FUNDING, LLC

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                                                          Principal Amount of Additional
                             Total Principal Amount of    Notes to be Purchased if Option is
Name of Underwriter          Firm Notes  to be Purchased  Fully Exercised
-------------------          ---------------------------  ----------------------------------
Bear, Stearns & Co. Inc.
Friedman, Billings, Ramsey
 & Co., Inc.

               Total......          $  30,000,000                  $  4,500,000
                             ---------------------------  ----------------------------------

                                    EXHIBIT A

                                   Guarantors

       Resource Capital Partners, Inc.
       Atlas Energy Holdings, Inc.
       RAI Ventures, Inc.
       Resource Properties, Inc.
       Resource Properties Loan Subsidiaries
        [CP/GP, Inc.] - 96% owned by Resource Properties, Inc.
       Chesterfield Mortgage Investors, Inc.
       ES GP, Inc.
       F.M. Sheridan Land, Inc.
       RAI Financial, Inc.
       Resource Commercial Mortgages, Inc.
       Resource Financial Services, Inc.
       Resource Housing Investors I, Inc.
       Resource Housing Investors II, Inc.
       Resource Housing Investors III, Inc.
       Resource Housing Investors IV, Inc.
       Resource Programs, Inc.
       Resource Rittenhouse, Inc.
       WS Mortgage Acquisition Corp.
       Resource Leasing, Inc.
       FLI Holdings, Inc.
       LEAF Financial Corporation
       LEAF Capital Management, Inc.
       LEAF Asset Management, Inc.
       Lease Equity Appreciation Fund I, L.P.
       Atlas America, Inc. (DE)
       Viking Resources Corporation
       RFI Holding Company
       Viking Investments, Inc.
       AIC, Inc.
       Anthem Securities, Inc.
       Atlas Energy Corporation
       Atlas Energy Group, Inc.
       AED Investments, Inc.
       Atlas Resources, Inc.
       ARD Investments, Inc.
       Pennsylvania Industrial Energy, Inc.
       Atlas Information Management, LLC
       Atlas America, Inc. (PA)
       Resource Energy, Inc.
       REI-NY, Inc.

       Resource Well Services, Inc.
       Atlas Noble Corp.
       Resource Properties II, Inc.
       Resource Properties IV, Inc.
       Resource Properties VI, Inc.
       Resource Properties VIII, Inc.
       Resource Properties XII, Inc.
       Resource Properties XIV, Inc.
       Resource Properties XV, Inc.
       Resource Properties XVII, Inc.
       Resource Properties XVIII, Inc.
       Resource Properties XX, Inc.
       Resource Properties XXII, Inc.
       Resource Properties XXIII, Inc.
       Resource Properties XXIV, Inc.
       Resource Properties XXV, Inc.
       Resource Properties XXVI, Inc.
       Resource Properties XXVII, Inc.
       Resource Properties XXVIII, Inc.
       Resource Properties XXIX, Inc.
       Resource Properties XXX, Inc.
       Resource Properties XXXI, Inc.
       Resource Properties XXXII, Inc.
       Resource Properties XXXIII, Inc.
       Resource Properties XXXIV, Inc.
       Resource Properties XXXV, Inc.
       Resource Properties XXXVI, Inc.
       Resource Properties XXXVIII, Inc.
       Resource Properties XL, Inc.
       Resource Properties XLI, Inc.
       Resource Properties XLII, Inc.
       Resource Properties XLIV, Inc.
       Resource Properties XLVI, Inc.
       Resource Properties XLVII, Inc.
       Resource Properties XLIX, Inc.
       Resource Properties 50, Inc.
       Resource Properties 51, Inc.
       Resource Properties 52, Inc.
       Resource Properties 53, Inc.
       Resource Properties 54, Inc.
       Resource Financial Fund Management, Inc.
       Trapeza Funding, LLC

                                    EXHIBIT B

                                  Subsidiaries

       ABB Associates I, Inc.
       ABB Associates II, Inc.
       Atlas Technologies, LLC
       Atlas Pipeline Partners GP, LLC
       Atlas Pipeline Partners, L.P.
       Atlas Pipeline Operating Partnership, L.P.
       Atlas Pipeline Ohio, LLC
       Atlas Pipeline Pennsylvania, LLC
       Atlas Pipeline New York, LLC
       Resource Capital Partners, Inc.
       Atlas Energy Holdings, Inc.
       RAI Ventures, Inc.
       Resource Properties, Inc.
       Resource Properties Loan Subsidiaries
       CP/GP, Inc.
       Chesterfield Mortgage Investors, Inc.
       ES GP, Inc.
       F.M. Sheridan Land, Inc.
       RAI Financial, Inc.
       Resource Commercial Mortgages, Inc.
       Resource Financial Services, Inc.
       Resource Housing Investors I, Inc.
       Resource Housing Investors II, Inc.
       Resource Housing Investors III, Inc.
       Resource Housing Investors IV, Inc.
       Resource Programs, Inc.
       Resource Rittenhouse, Inc.
       WS Mortgage Acquisition Corp.
       Resource Leasing, Inc.
       FLI Holdings, Inc.
       LEAF Financial Corporation
       LEAF Capital Management, Inc.
       LEAF Asset Management, Inc.
       Lease Equity Appreciation Fund I, L.P.
       Atlas America, Inc. (DE)
       Viking Resources Corporation
       RFI Holding Company
       Viking Investments, Inc.
       AIC, Inc.
       Anthem Securities, Inc.
       Atlas Energy Corporation
       Atlas Energy Group, Inc.

       AED Investments, Inc.
       Atlas Resources, Inc.
       ARD Investments, Inc.
       Pennsylvania Industrial Energy, Inc.
       Atlas Information Management, LLC
       Atlas America, Inc. (PA)
       Resource Energy, Inc.
       REI-NY, Inc.
       Resource Well Services, Inc.
       Atlas Noble Corp.
       Resource Properties II, Inc.
       Resource Properties IV, Inc.
       Resource Properties VI, Inc.
       Resource Properties VIII, Inc.
       Resource Properties XII, Inc.
       Resource Properties XIV, Inc.
       Resource Properties XV, Inc.
       Resource Properties XVII, Inc.
       Resource Properties XVIII, Inc.
       Resource Properties XX, Inc.
       Resource Properties XXII, Inc.
       Resource Properties XXIII, Inc.
       Resource Properties XXIV, Inc.
       Resource Properties XXV, Inc.
       Resource Properties XXVI, Inc.
       Resource Properties XXVII, Inc.
       Resource Properties XXVIII, Inc.
       Resource Properties XXIX, Inc.
       Resource Properties XXX, Inc.
       Resource Properties XXXI, Inc.
       Resource Properties XXXII, Inc.
       Resource Properties XXXIII, Inc.
       Resource Properties XXXIV, Inc.
       Resource Properties XXXV, Inc.
       Resource Properties XXXVI, Inc.
       Resource Properties XXXVIII, Inc.
       Resource Properties XL, Inc.
       Resource Properties XLI, Inc.
       Resource Properties XLII, Inc.
       Resource Properties XLIV, Inc.
       Resource Properties XLVI, Inc.
       Resource Properties XLVII, Inc.
       Resource Properties XLIX, Inc.
       Resource Properties 50, Inc.
       Resource Properties 51, Inc.
       Resource Properties 52, Inc.

       Resource Properties 53, Inc.
       Resource Properties 54, Inc.
       Resource Financial Fund Management, Inc.
       Trapeza Funding, LLC

                                     ANNEX I

         Form of Opinion of Latham & Watkins and/or Ledgewood Law Firm, P.C.

         1. Each of the Company and its Subsidiaries (a) is duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and
(c) is duly qualified and in good standing as a foreign corporation, limited liability company or general or limited partnership, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         2. Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver the Guarantees as provided herein.

         3. Except as set forth on Exhibit A hereto, all of the outstanding equity interests of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

         4. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms.

         5. The Indenture has been duly authorized by all necessary corporate action of the Company and each of the Guarantors, and the Indenture has been duly executed and delivered by the Company and each of the Guarantors and is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms.

         6. The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. The Guarantees of each of the Guarantors to be endorsed on the Notes and included in the Indenture have been duly authorized by all necessary corporate action of each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture will, upon the due execution, issuance and authentication of the Notes in accordance with the terms of the Indenture and the delivery to and payment therefor by you in accordance with the terms of the Underwriting Agreement, and receipt of the agreed consideration by the Guarantors, be the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms.

         8. The Prospectus contains a summary of the terms of the Indenture which, is accurate in all material respects. The statements under the captions "Description of the Notes" and "Plan of Distribution" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, present fairly in all material respects, such legal matters, documents and proceedings.

         9. To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is (a) in violation of its charter, bylaws or other organizational documents or (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which, in the case of clause (b), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         10. None of (a) the execution, delivery or performance by the Company or any of the Guarantors of the Underwriting Agreement or any of the other Operative Documents to which it is a party, (b) the issuance and sale of the Notes and the issuance of the Guarantees and (c) consummation by the Company of the transactions described in the Prospectus under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of the Company or any of its Subsidiaries, or an acceleration of any indebtedness of the Company or any of its Subsidiaries pursuant to, (i) the charter, bylaws or other organizational documents of the Company or any of its Subsidiaries, (ii) [except as set forth on Schedule __ hereto,] any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any its Subsidiaries or any of their assets or properties or (iv) to the best of such counsel's knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties. No permit, consent, approval, certificate, authorization or order of any federal or state court, governmental agency or body is required in connection with the (i) execution, delivery and performance by the Company or any of the Guarantors of this Agreement or any of the other Operative Documents to which it is a party or (ii) issuance and sale of the Notes, the issuance of the Guarantees and the transactions contemplated hereby and thereby, except (A) such permits, consents, approvals, certificates and similar authorizations required under the Act, the Exchange Act and the trust Indenture Act, (B) such permits consents, approvals, certificates and similar authorizations required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion and (C) as described in the Prospectus.

         11. To the best of such counsel's knowledge, there is (a) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its Subsidiaries is or may be a party or to which the business or property of the Company or any of its Subsidiaries, is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its Subsidiaries is or may be subject, that, in the case of clauses (a), (b) and
(c) above, is required to be disclosed in the Preliminary Prospectus and the Prospectus and that is not so disclosed.

         12. None of the Company or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

         13. To the best of such counsel's knowledge, there are no holders of securities of the Company or any of its Subsidiaries who, by reason of the execution by the Company and the Guarantors of the Underwriting Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated thereby, have the right to request or demand that the Company or any of its Subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

         14. To the best of such counsel's knowledge, except as disclosed on Exhibit A hereto, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of any Subsidiary of the Company.

         15. The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made.

         16. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         17. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, comply as to form in all material respects with the requirements of the Exchange Act.

         18. To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

         In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent certified public accountants of the Company and the Guarantors and the Underwriters and their representatives at which the contents of the Prospectus and related matters were discussed and, although it is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and has not made any independent check or verification thereof, during the course of such participation, no facts have come to its attention which led it to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial data included therein or omitted therefrom).

         The opinions rendered in paragraphs 4, 5, 6 and 7 relating to the enforceability of the Underwriting Agreement, the Indenture, the Notes and the Guarantees, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.06 of the Indenture; and (v) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent a court determines such fees to be reasonable.

         We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company or the Guarantors under the Indenture, the Notes and the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.